EXHIBIT 10.1
AGREEMENT
          This Agreement (this “Agreement”) is made and entered into as of May 21, 2008, by and between Steven S. Myers (“Mr. Myers”) and SM&A, a Delaware corporation (the “Company”).
RECITALS
          WHEREAS, the Company is scheduled to hold its 2008 annual meeting of stockholders on May 23, 2008 (the “2008 Annual Meeting”);
          WHEREAS, Mr. Myers beneficially owns in the aggregate 2,997,225 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and has commenced a proxy solicitation to elect a slate of four nominees to the board of directors of the Company (the “Board”) at the 2008 Annual Meeting;
          WHEREAS, the parties hereto agree that it is in the best interests of all SM&A stockholders to come to an amicable agreement with respect to the proxy contest, and wish to enter into certain agreements relating to, among other things, the resolution of the ongoing proxy contest for the election of directors at the 2008 Annual Meeting (the “Proxy Contest”) and the future composition of the Board;
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.	Defined Terms.
(a)	“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that for purposes of this Agreement, the Company shall not be deemed an Affiliate of Mr. Myers and Mr. Myers shall not be deemed an Affiliate of the Company.

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Restricted Period” means, subject to Section 5(b), the period beginning on the date of this Agreement and ending on the earlier of (i) the date that is ten days prior to the notice deadline in any advance notice provision related to any action to be taken at the Company’s annual meeting of stockholders for the 2010 calendar year, and (ii) March 1, 2010.

(d)	“Law” means any order, injunction, judgment, ruling, constitution, treaty, statute, law, rule, regulation, code, decree or rule of common law.

(e)	“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, governmental authority or other entity.
2.	Representations and Warranties.
(a)	The Company represents and warrants to Mr. Myers that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, (ii) this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)	Mr. Myers represents and warrants to the Company that this Agreement has been duly executed and delivered by Mr. Myers and constitutes a legal, valid and binding obligation of Mr. Myers, enforceable against Mr. Myers in accordance with its terms.
3.	Board Composition; Date of 2010 Annual Meeting.
(a)	As soon as practicable after the 2008 Annual Meeting and in any event within 90 days following the date of this Agreement, the Company shall, and shall cause its directors, officers and other representatives to, take all necessary actions to (i) obtain the resignation from the Board of two directors of the Company then serving on the Board, and (ii) appoint with immediate effect two individuals proposed by one or more of the Company’s major stockholders (it being understood that Mr. Myers shall be deemed a major stockholder of the Company for the purposes of this Agreement) to fill the resulting vacancies on the Board (the “New Directors”), provided that the selection of the New Directors shall be mutually acceptable to the Company and its major stockholders.

(b)	The Company shall not, and shall cause its directors, officers and other representatives not to, increase the size of the Board prior to the Company’s annual meeting of stockholders for the 2010 calendar year unless such increase is approved by the Company’s stockholders holding a majority of the shares of the Company’s outstanding Common Stock.

(c)	The Company shall not hold its annual meeting of stockholders for the 2010 calendar year prior to May 15, 2010.
4.	Withdrawal of Solicitation. Immediately following the execution and delivery of this Agreement by the parties hereof, Mr. Myers shall (i) terminate his proxy solicitation with respect to the election of directors at the 2008 Annual Meeting, (ii) withdraw his director nominations with respect to the 2008 Annual Meeting, and (iii) vote all shares of Common Stock beneficially owned by him in favor of the reelection of each of the Company’s nominees.

5.	Restriction on Certain Activities.
(a)	During the Restricted Period, Mr. Myers shall not (i) directly or indirectly, solicit proxies or initiate, propose or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) to elect or remove any director of the Company, (ii) directly or indirectly, without the prior written consent of the Board, propose any matter to be voted on by the Company’s stockholders, (iii) engage in any solicitation to encourage the withholding of stockholder votes or proxies with respect to any director nominated by the Company or any other proposal of the Company set forth in its proxy statement, or (iv) act as a “group” (as defined in Rule 13d-5(b)(i) under the Exchange Act) with anyone else to take any of the actions set forth in the foregoing clauses (i) through (iii).

(b)	Notwithstanding anything to the contrary in this Agreement, the restrictions set forth in Section 5(a) shall terminate immediately and be of no further effect if (i) the composition of the Board is not changed in the manner contemplated by Section 3(a) within 90 days following the date of this Agreement or (ii) the Company shall have materially breached any of its obligations contemplated by this Agreement.
6.	Registration Rights. The rights and obligations of the parties set forth on Exhibit A hereto are incorporated herein by reference. Notwithstanding anything to the contrary in this Agreement or Exhibit A, the registration rights otherwise provided to Mr. Myers hereunder and thereunder shall terminate immediately and be of no further effect if Mr. Myers shall have materially breached any of his obligations contemplated by this Agreement
7.	Public Announcements. Upon execution of this Agreement, the Company and Mr. Myers shall issue a joint press release in the form attached hereto as Exhibit B. Thereafter, the Company and Mr. Myers shall consult with and provide each other a reasonable opportunity to review and comment upon any press release or other public statement relating to the 2008 Annual Meeting, the Proxy Contest or any matter contemplated by this Agreement, or comment prior to the issuance of such press release or other public statement or comment, and shall not issue any such press release or other public statement or comment prior to such consultation. During the Restricted Period, Mr. Myers also shall consult with the Company and provide it a reasonable opportunity to review and comment upon any press release or other public statement relating to the Company, or comment prior to the issuance of such press release or other public statement or comment, and shall not issue any such press release or other public statement or comment prior to such consultation.

8.	Release and Other Covenants.
(a)	The Company, on behalf of itself, its successors, subsidiaries, divisions, controlled Affiliates and assignees, and their respective directors, officers, employees, representatives and agents (collectively, the “Company Parties”), does hereby, fully and forever, release and discharge Mr. Myers and his Affiliates, nominees, heirs, administrators, partners, attorneys, representatives and agents (collectively, the “Myers Parties”) from any and all actions, claims, complaints, rights or causes of action, debts, demands or suits of any kind or nature whatsoever, statutory, equitable or legal, foreseen or unforeseen, known or unknown, matured or unmatured that the Company Parties have, may have or might claim to have against the Myers Parties through the date hereof in connection with the Proxy Contest or the 2008 Annual Meeting.

(b)	Mr. Myers, on behalf of himself and the Myers Parties, does hereby, fully and forever, release and discharge the Company Parties from any and all actions, claims, complaints, rights or causes of action, debts, demands or suits of any kind or nature whatsoever, statutory, equitable or legal, foreseen or unforeseen, known or unknown, matured or unmatured that the Myers Parties have, may have or might claim to have against the Company Parties through the date hereof in connection with the Proxy Contest or the 2008 Annual Meeting.

(c)	Mr. Myers agrees on behalf of himself and the Myers Parties, on the one hand, and the Company agrees on behalf of itself and the Company Parties, on the other hand, not to sue or otherwise commence or continue in any manner, directly or indirectly, any suit, claim, action, right or cause of action relating to any acts or omissions in connection with the Proxy Contest or the 2008 Annual Meeting, including, without limitation, the nomination or election of directors, the solicitation of proxies or any acts or filings in connection therewith.

(d)	All costs and expenses incurred in connection with the 2008 Annual Meeting, the Proxy Contest or this Agreement shall be paid by the party incurring such cost or expense.

(e)	Notwithstanding anything to the contrary in this Agreement, (i) no release or discharge, or covenant not to sue is given hereunder in respect of any breach of, or failure to perform any obligation under this Agreement, and (ii) no party hereto shall be prohibited from enforcing its rights under and pursuant to this Agreement (including, without limitation, Section 10 hereof).

(f)	The Company and Mr. Myers expressly acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Company and Mr. Myers each expressly waive and relinquish any and all rights and benefits which it or he may have under Section 1542 of the California Civil Code.
9.	Communications. The Company recognizes that Mr. Myers founded the Company, served as its Chairman & Chief Executive Officer for 25 years before his retirement in 2007, and his leadership and business acumen were instrumental in the creation of the Company’s unique capabilities which laid the foundation for the Company’s future success. Thus, to the extent permitted under applicable Laws, the Company shall make good faith efforts to meet with and/or have discussions with Mr. Myers periodically (on the same basis as it would meet with any other major stockholder of the Company) at such times as reasonably requested by Mr. Myers concerning the Company’s business and affairs, including, without limitation, the Company’s financial performance, strategic plans, and changes in management personnel and compensation.
10.	Specific Performance. Each of the Company, on behalf of itself and the Company Parties, on the one hand, and Mr. Myers, on behalf of himself and the Myers Parties, on the other hand, acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.
11.	Governing Law, Etc.
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of law rules that would otherwise cause the application of the laws of any other state.

(b)	The parties to this Agreement agree that any suit, action or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought only in a federal court located in Delaware or in any Delaware state court, and each party irrevocably consents to the jurisdiction of such courts (and of the appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12.	Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be delivered by electronic mail or facsimile transmission:
(a)	If to the Company, to:

SM&A 4695 MacArthur Court, 8th Floor Newport Beach, CA 92660 Facsimile: (949) 975-1624 Attention: Chief Financial Officer Email: Jim.Eckstaedt@smawins.com with a copy to:

Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071-3106
Facsimile: (213) 830-8618
Attention: Stephen D. Alexander, Esq.
                  James W. Loss, Esq.
Email: stephen.alexander@bingham.com
jim.loss@bingham.com

(b)	If to Mr. Myers, to:

Steven S. Myers 1523 Dolphin Terrace Corona Del Mar, California 92625 Facsimile: (949) 718-9002 Email: steven@stevenmyers.com with a copy to:

Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022-4675 Facsimile: (212) 446-4900 Attention: Stephen Fraidin, Esq. Andrew E. Nagel, Esq. Email: sfraidin@kirkland.com anagel@kirkland.com or, in each case, at such other address or to such other Person as may be specified in writing delivered in like manner to the other party.

13.	Modification; Waiver. (a) This Agreement may be modified in any manner and at any time by written instrument executed by the parties and (b) any of the terms, covenants and conditions of this Agreement may be waived at any time by the party entitled to the benefit of such term, covenant or condition.
14.	Parties in Interest; Assignment. This Agreement and all the provisions hereof are binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party. Nothing in this Agreement, whether expressed or implied, may be construed to give any Person other than the parties any legal or equitable right, remedy or claim under or in respect of this Agreement.
15.	Counterparts. This Agreement may be executed in one or more counterparts, all of which will constitute one and the same instrument.
16.	Headings; References. The section headings of this Agreement are for convenience of reference only and will not be deemed to alter or affect the meaning or interpretation of any provisions hereof. Unless otherwise specified, references to “Sections” are to Sections of this Agreement.
17.	Severability. If one or more of the provisions of this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will remain in full force and effect.
18.	Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SM&A
By:	/s/ Cathy L. McCarthy
Name:
	Title:	President and CEO

/s/ Steven S. Myers
Steven S. Myers

Exhibit A
REGISTRATION RIGHTS PROVISIONS
1.	Shelf Registration.
(a)	The Company shall prepare and file as soon as reasonably practicable with the Securities and Exchange Commission (the “Commission”) and thereafter use its reasonable efforts to cause to be declared effective as soon as practicable a registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the offer and sale of all common stock of the Company (the “Securities”) beneficially held by the Holders (as defined below) from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”). For purposes of this agreement, the term “Holders” shall mean Steven S. Myers, any holder of Securities that is affiliated with Mr. Myers, any holder of Securities who is a member of the immediate family of Mr. Myers and any trust or individual retirement (or similar) account controlled by or for the benefit of any such person.

(b)	The Company shall use its reasonable efforts to keep the Shelf Registration Statement effective, in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in such securities not being subject to transfer restrictions under the Securities Act and the absence of a need for a restrictive legend regarding registration under the Securities Act, or (ii) are no longer restricted securities (as defined in Rule 144(k) under the Securities Act, or any successor rule thereof), assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(v) below, and the Company thereafter complies with the requirements of Section 2(h).

(c)	Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its reasonable efforts to cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.	Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:
(a)	The Company shall (i) furnish to the Holders, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and reflect in each such document, when so filed with the Commission, such comments as the Holders reasonably and timely may propose; and (ii) include the names of the Holders as selling securityholders in the Prospectus.

(b)	The Company shall give written notice to the Holders (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):
(i)	when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)	of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)	of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)	of (A) the occurrence or existence of any pending corporate development with respect to the Company or (B) the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

               If the Company shall be required to suspend the use of the Prospectus pursuant to clauses (ii)-(v) above, the Company shall give notice to the Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, the each Holder agrees not to sell any Securities pursuant to the Shelf Registration Statement until the such Holder receives copies of the supplemented or amended Prospectus provided for in Section 2(h), or until they are advised in writing by the Company that the Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will ensure that the use of the Prospectus may be resumed as promptly as is practicable. In no event shall the periods during which the availability of the Shelf Registration Statement and the Prospectus is suspended (each a “Deferral Period”) exceed ten (10) days in the aggregate in any three (3) month period or thirty (30) days in the aggregate in any twelve (12) month period.
(c)	The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d)	The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)	The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f)	Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g)	The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h)	Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).
3.	Registration Expenses. All expenses incident to the Company’s performance of and compliance with this Agreement will be borne, jointly and severally, by the Holders, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:
(i)	all registration and filing fees and expenses;

(ii)	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii)	all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

(iv)	all fees and disbursements of counsel for the Company;

(v)	all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)	all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).
               The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).
4.	Indemnification.
(a)	The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.
(b)	Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, its officers and directors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth in this paragraph (b), shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company, its officers and directors or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its officers, directors or other controlling persons.
(c)	Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)	The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
5.	Miscellaneous.
(a)	(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

Exhibit B
Joint Press Release

B-1

SM&A Board and Company Founder Steven Myers
Reach Agreement Ending Proxy Contest
     NEWPORT BEACH, CA — May 22, 2008 — In a joint statement, SM&A President and Chief Executive Cathy McCarthy and the company’s founder and retired Chairman and CEO, Steven Myers, today announced that they had reached a positive and amicable agreement to resolve the pending proxy contest for the benefit of all the company’s stockholders, employees and clients.
     Under terms of the agreement, SM&A has agreed to add two new independent Board members from a pool of candidates to be recommended by major shareholders—including Mr. Myers—and approved by the Board. They will replace two existing directors who will voluntarily resign. Mr. Myers will vote his stock for SM&A’s nine current directors at the company’s annual meeting on Friday, May 23. Mr. Myers also agreed to a standstill agreement that expires in advance of the Company’s 2010 annual meeting. Additional terms will be included in the written agreement that will be filed with the Securities and Exchange Commission.
     Ms. McCarthy said, “We met with each of our major stockholders over the past few weeks and we take their input seriously. We are extremely gratified by the overwhelming support we received for the steps we have taken and are taking to enhance the future of the company. With this contest behind us I look forward to an open dialogue with Steve and knowing he is available to share his insights and experience.”
     Said Mr. Myers of the agreement, “This is a true win for SM&A and all of its stakeholders. Cathy and I are committed to an ongoing dialogue, which will surely advance SM&A’s services to its clients, support for its employees and value for its stockholders. I want to express my support for Cathy, Dwight and the Board in their efforts to take SM&A to the next level.”
     SM&A Chairman Dwight L. Hanger added, “Steve’s passion for the company he founded, and spent so many years serving, created the foundation for what we are building today. We are committed to doing whatever we can to enhance stockholder value. We look forward over the next several months to working with our major stockholders to improve the diversity of expertise on our board.”
About SM&A
     SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.
     All stockholders of SM&A are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by SM&A for use at the 2008 annual meeting of stockholders of SM&A. They contain important information regarding the election of directors and other matters. The definitive proxy statement and form of proxy have been mailed to stockholders of record of SM&A along with other relevant documents. They are available at no charge on the SEC’s website at http://www.sec.gov In addition, SM&A will provide copies of the definitive proxy statement without charge upon request.
     Some statements made in this news release refer to future actions, strategies, or results that involve a number of risks and uncertainties. Any number of factors could cause actual results to differ materially from expectations, including a shift in demand for SM&A’s Competition Management and Program services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those expressed or implied. The company does not undertake any duty to update forward-looking statements.
Media Contact:
Mike Sitrick or Jim Bates
Sitrick and Company
310-788-2850
Investor Contact:
Amy Bilbija
Senior Vice President
MacKenzie Partners
650-798-5206
Jim Eckstaedt
Executive Vice President and Chief Financial Officer
SM&A
949-975-1550 ext 296
SOURCE: SM&A